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                                 EXHIBIT "A"


             Department of Commerce
   Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed
and approved on the 21 day of Mar 1994
In the office of this Division and hereby issue            94 MAR 21  PM 1:40
this Certificate thereof.

Examiner  /S/     Date  3/24/94


                            ARTICLES OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION OF
                            UNITED DATACOPY, INC.

     Pursuant to the provision of Section 16-10a-1006 of the Utah Revised Business Corporation Act, UNITED DATACOPY, INC a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles Of Incorporation:

FIRST:    The name of the Corporation is UNITED DATACOPY, INC.

SECOND:   Article I shall rad as follows:

                                Article I

          The name of the corporation is PEN INTERNATIONAL, INC.

THIRD:    By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on March 21, 1994, the foregoing amendment to the Articles of Incorporation of UNITED DATACOPY, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by the consent of the majority of the amendment to the Articles of Incorporation was 7,000,000 of which 6,640,553 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

         DATED this 21st day of March, 1994.


                                     /S/ JAMES S. PENDLETON
                                   ___________________________________
                                   James S. Pendleton, President


                                     /S/ WAYNE R. WRIGHT
                                   ___________________________________
                                   Wayne R. Wright, Vice-President

STATE OF UTAH       )
                    :
COUNTY OF SALT LAKE )

     On this 21st day of March, 1994, personally appeared before me, the undersigned, a notary public, James S. Pendleton and Wayne R. Wright, who being by me first duly sworn, declare that they are the president and vice-president, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements therein are true.

       WITNESS MY HAND AND OFFICIAL SEAL


         SEAL                         /S/
                                   ____________________________________
                                   Notary Public